Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 1 of 17

Regulation S Distribution Agreement and Instruction of Escrow

Document Contents:

1.     Regulation S Distribution Agreement
2.     Addendum “A” - Distribution of Funds
3.     Addendum “B” - Transfer Agent Confirmation Letter

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 2 of 17

Regulation S Distribution Agreement and Instruction of Escrow made and entered in multiple parts this Wednesday, May 31, 2006 by and between:

Material Technologies, Inc. (MTNA)
11661 San Vicente Boulevard
Suite 707
Los Angeles, CA 90049
Phone: 310-208-5589
Fax: 310-473-3177

(Herein the “Issuer”)

and;

Regulation-S.com, S.A.
Zapote Del Itan, 300e, 300n
San Jose, Costa Rica

(Herein the “Distribution Agent”)

and;

Omega Financial Services
Piedmont Drive
Old Bridge, NJ 08857

(Herein the “Escrow Agent”)

WHEREAS, The Issuer wishes to partake in a distribution and sale of Regulation S restricted common stock of Issuer, to certain Investors who are not “U.S. Persons” as defined in Regulation S (the “investors” or “Investors”) pursuant to this Regulation S Distribution Agreement and Instruction of Escrow (this “Agreement”); and

WHEREAS, The Distribution Agent intends to privately offer the Regulation S restricted common stock of the Issuer (the “Shares”) only to Investors or third party distributors, and only in full compliance with Regulation S, promulgated under the Securities Act of 1933, as amended (“Regulation S”). The Distribution Agent intends to sell, in reliance on Regulation S up to three million dollars ($3,000,000.00) worth of Shares in the Issuer at market price, calculated as laid out in section 2.4 of this Agreement and Addendum A, attached hereto and made a part hereof;

WHEREAS, pending the sale of shares of the Issuer, the Distribution Agent desires to deposit funds contributed by the Investors with an Escrow agent;

WHEREAS, The Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties, terms and conditions outlined herein; and

WHEREAS, the Distribution Agent has negotiated an arrangement with one or more Investors or third party distributors to introduce or arrange for the purchase of up to three million dollars ($3,000,000.00) worth of Shares in the Issuer and the Issuer is interested in pursuing this size of a distribution (the “Distribution”).

WHEREAS, the Distribution Agent shall have to and until May 31st, 2007 (the “Termination Date”) to purchase or cause to be purchased, in reliance on Regulation S, up to three million dollars

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 3 of 17

($3,000,000.00) worth of Shares from the Issuer, at which time this agreement shall terminate, unless extended in writing by the parties. The Distribution Agent, Escrow Agent, and Investors understand and agree that the Issuer, in its sole discretion, may terminate this Agreement by providing the Distribution Agent with a written notice thirty (30) days prior to the desired termination date (the “Early Termination Date”). In the event this agreement is terminated prior to the Termination Date, Issuer agrees to honor all sales made prior to the Early Termination Date.

NOW, THEREFORE, in consideration of the premise and agreements set forth herein, the parties hereto agree as follows:

1.	Consideration

1.1.	Each party hereto recognizes and agrees that this Escrow Agreement is fully supported by the consideration recited herein; and, independently, by the mutual covenants and promises hereto.

2.	Purposes of Escrow and Description of Deposits.

2.1.	The purpose of this Escrow is to create a depositary account with a recognized international bank for the receipt and safe keeping of funds during the term of a share purchase agreement between the Distribution Agent and the Investors, the control and administration of subscription documentation from the Investors, and for the receipt, safe keeping and distribution of the Distribution Agent’s share certificates. The Escrow Agent reserves the right to contract third party agents or companies of suitable character and description if necessary to perform the escrow functions in the best interests of all parties. Any party contracted by the Escrow Agent for this purpose shall be subject to the terms and conditions outlined in this agreement.

2.2.	The Distribution Agent shall cause the payment of the funds necessary to purchase the Shares and cause the delivery of such funds to the Escrow Agent by wire transfer.

2.3.	Escrow Agent shall deposit such funds in a firm escrow account until disbursements are made according to the terms of this agreement.

2.4.	The Distribution Agent shall provide any information necessary to identify the Investors, including, but not, limited to, their legal names to be shown on all Share Certificates, their addresses, and Country of residence, and number of shares purchased. For all Shares purchased, the Escrow Agent shall first remit to Issuer a per share amount equal to thirty seven and a half percent (37.5%) of the closing bid price on the day prior to the Trade Date, but in no event less than $0.05 per share (the “Purchase Price”).

2.5.	It is understood that any funds paid by the Investor for the Shares in excess of the Purchase Price shall be paid by the Escrow Agent to the Distribution Agent and any finders when such sales are settled.

2.5.1.
The trade date (“Trade Date”) is the date the Distribution Agent actually accepts an order for the purchase of all or any portion of the Shares from an Investor. Distribution Agent shall cause information about the number of shares so sold and the information described above pertaining to the Investors to be delivered to the Escrow Agent.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 4 of 17

2.5.2.
Distribution Agent shall not be responsible to pay any finders or other parties any commissions for the sale of the Shares hereunder, other than as specifically agreed to by Distribution Agent under a separate written agreement.

3.	Compliance with Regulation S

3.1.	The Distribution Agent warrants that the Shares shall not be sold to any person that is, or could be expected to be a “U.S. Person” as such term is defined in Regulation S, promulgated under the Securities Act of 1933, as amended (“Regulation S”). Distribution Agent and Escrow Agent shall strictly comply, in all respects, with Regulation S, and Distribution Agent will provide any and all required notices and information to each Investor of Shares.

3.2.	Neither the Distribution Agent nor any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Shares and the Distribution Agent and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

3.3.	The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

3.4.	Distribution Agent shall provide evidence to the Escrow Agent, and the Issuer upon request, that each Investor of the Shares (Investor) is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person.

3.5.	In addition, the Investor must agree in writing not to resell such shares except in accordance and full compliance with the provisions of Regulation S, including without limitations Rules 901 through 905 and preliminary notes, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities. All parties, including, the Investor, acknowledge, and in the case of Investor, will be informed by Distribution Agent, that any failure to comply with this restriction is a violation of United States federal securities laws.

3.6.	Distribution Agent shall send a confirmation or other notice to the Investor in physical or electronic format stating that the Investor is subject to the restriction on offers and sales of these Shares as set forth in Regulation S. Share certificates issued to the Investors shall bear a legend indicating that the Shares are subject to the restrictions of Regulation S as outlined in section 5.1.1 of this agreement.

4.	Delivery of shares to Investors

4.1.	At the end of each week, and as funds are received by the Escrow Agent from the Investors, the Escrow Agent shall notify the Issuer of the amount of shares and the names of the shareholders to be placed on the certificates to be delivered to the Escrow Agent for further distribution. Upon receipt by Issuer of the applicable Purchase Price, the Issuer shall issue or cause to be issued, the appropriate number of shares and certificates as outlined by the Escrow Agent to the Issuer, corresponding to the applicable Purchase Price received by the Issuer.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 5 of 17

5.	Delivery to Investors

5.1.	The Escrow Agent shall provide to the Issuer the legal names to be shown on all Share Certificates, their addresses, and Country of residence, and number of shares purchased, as well as any other documentation required by the Issuer to issue the certificate in a legal and compliant manner.

5.1.1.
Each certificate representing the Shares shall have the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE RESTRICTED SECURITIES AS DEFINED UNDER REGULATION S AND CANNOT BE TRADED IN THE UNITED STATES FOR A PERIOD OF 12 MONTHS FROM DATE OF ISSUE OR FROM DATE OF TERMINATION OF THE OFFERING AND REQUIRE WRITTEN RELEASE FROM EITHER THE ISSUING COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL AND ISSUANCE OF A NON LEGENDED CERTIFICATE.

6.	Distribution Compliance Period Confirmation

6.1.	The Issuer shall cause to be delivered to the Distribution Agent from the Issuer’s transfer agent, a written confirmation as to the Distribution Close Date of the Regulation S Distribution (as defined in Regulation S) as set forth in Addendum “B”.

7.	Registration of Certificates

7.1.	Issuer agrees and warrants that Issuer will perform no action or inaction that may cause the delay or complicate the removal of the restrictive legend from the Regulation S certificates issued under this Distribution and the Issuer shall direct its corporate counsel and Transfer agent to co-operate with all Investors in doing what is necessary in order to approve the sale of the Shares under Rule 144 of the Securities Act at the one year anniversary of the issue of the Regulation S certificates provided all such requested actions and the removal of the legend complies with applicable law.

8.	Use of Funds.

8.1.	Issuer warrants that the Use of Funds schedule as presented to the Distribution Agent is the intended use of funds and that funds raised through this Distribution of securities will be used substantially in accordance with this Use of Funds outline, unless otherwise determined by Issuer’s management to be used in a different manner that benefits the Issuer and its shareholders. Issuer also agrees that the Distribution Agent may distribute this use of funds overview in whole or in part, to potential Investors.

9.	Representations by the Escrow Agent, Distribution Agent and each Investor

9.1.	The Escrow Agent and Distribution Agent, as representatives of the Investors, make representations to the Company, and will cause each Investor to make representations and warranties in writing to the Distribution Agent on behalf of the Company, each of the Distribution Agent and Escrow Agent confirm that the Investor in whose names the certificates are registered will have filled out and submitted to the Distribution Agent, the subscription agreement laid out in Addendum “D” of this Agreement.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 6 of 17

9.2.	The Issuer warrants and agrees that it will uphold and stand behind the terms, conditions and representations made on behalf of the company to investors as may be located by the distribution agent and to whom the subscription agreement is distributed with electronic signature for the company.

9.2.1.
Access to information

9.2.1.a.
The Investor, in making the decision to purchase the Shares, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives. If any. The Investor and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and has received reports as to the business, assets, financial condition, results of operation and liabilities [contingent or otherwise] of the Company. Investor has carefully reviewed all filings of the Company with the United States Securities and Exchange Commission.

9.2.2.
Sophistication and knowledge

9.2.2.a.
The Investor and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Investor is not relying on the Issuer with respect to the tax and other economic consideration of investigations of any investment in the Shares, and the Investor has relied on the advice of, or has consulted with, only the Investor’s own Distribution Agent(s). The Investor represents that it has not been organized for the purpose of acquiring the Shares.

9.2.3.
Lack of Liquidity

9.2.3.a.
The Investor acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its entire investment. The Investor acknowledges and understands that the shares may not be sold to a U.S. Person [as hereinafter defined] or into the United States for a period of one (1) year from the date of purchase and that Investor has no present need for liquidity in connection with its purchase of the Shares and must comply in all respects with US federal and state of securities laws, particularly with respect to any resale of the Shares in any transaction subject to United States jurisdiction.

9.2.4.
No Public Solicitation

9.2.4.a.
The Investor is not subscribing for the Shares as a result of or subsequent to any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Investor in connection with investments in securities generally. Neither the Issuer, Distribution Agent, nor the Investor has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the Securities and Exchange Commission [“SEC”] pursuant to The Securities Act of 1933 [the “Securities Act”].

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 7 of 17

9.2.5.
Authority

9.2.5.a.
The Investor has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and its Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with this terms. The Investor is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this agreement.

9.2.6.
Compliance with Local Laws

9.2.6.a.
Any resale of the Shares during the ‘distribution compliance period’ as defined in rule 902 to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.

9.2.7.
Regulation S exemption

9.2.7.a.
The Investor understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and states securities laws under Regulation S promulgated under the Securities Act and that the Issuer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor.

10.	Miscellaneous

10.1.	The parties acknowledge and agree that this contract does not constitute the creation of a taxable entity or any partnership. Each of the parties shall be individually responsible for making required filings, including tax returns, with the respective government entities in which they are or may be respectively domiciled and/or obligated to pay any taxes, impounds, or levies which may be assessed to either of them respectively. The parties shall have no further responsibility or liability to each other or any third party, other than as set forth in this Agreement.

10.2.	This Agreement shall be binding, individually or collectively, upon and for the benefit of the parties and their respective successors and assigns for their mutual advantage or goodwill; provided, however, that no party may assign its rights or delegate its duties hereunder absent the prior written consent of all the other parties hereto. In the event of death of any of the parties, the surviving party(s) agrees that the beneficiaries of the deceased party shall receive any and all proceeds of this Agreement that would have been earned by the deceased party under the same terms and conditions as if the party were not deceased.

10.3.	The parties to this Agreement and their respective officers, principals, directors and agents hereby agree to submit to arbitration any claims, disputes, and controversies, between them relating to this agreement. It is further agreed that such arbitration shall proceed by electronic means or face to face in accordance with United Nations INCO terms. Each party shall bear its own costs and expenses and an equal share of the fees of arbitration. If both parties deadlock or a decision is not reconciled within 90 days from the start of arbitration the arbitration may be terminated and the matter adjudicated in a non United States court of competent jurisdiction.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 8 of 17

10.4.	This Agreement constitutes the sole agreement of the parties hereto and supersedes any and all prior understandings between the parties whether written or oral respecting the subject matter of this Agreement. This Agreement may be amended in whole or in part by a memorandum of understanding between the original parties to this Agreement provided, that such amendment or modification is reduced to a formal writing and that such memorandum is signed and exchanged between them and such amendment shall be effective only when signed by all of the undersigned.

10.5.	Signed copies of this Agreement and other related documents may be transmitted by facsimile or U.S. mail and, upon receipt, shall be treated as originals and shall be construed as legally binding upon the parties upon their formal acknowledgement in writing of same. The parties have not relied upon any other representations, warranties, collateral agreements or conditions, which affect this Agreement other than as expressed herein and in the attached schedules hereto.

10.6.	We also hereby accept and acknowledge that the distribution and financing sources utilized by Distribution Agent or its nominated organization or with whom they may contract are proprietary and confidential information of Distribution Agent and shall be contacted by the Issuer solely for the purpose of this Agreement and the other parties to this Agreement hereby covenant with the Distribution agent not to approach such sources or third parties or to deal with them directly or attempt to deal with them direct or in any way to attempt to circumvent the position of the Distribution Agent for a period of not less than three (3) years from the date signed, unless stated otherwise to extend this Agreement in writing by both parties after the initial first three years.

10.7.	Any notice required to be given or delivered hereunder by either party to their counterparty may be effected verbally or in writing and, if verbal, shall be confirmed in writing within twenty-four hours by facsimile or by overnight mail. The Parties official address and telephone numbers for notifications regarding this Agreement and related transactions are outlined in the commencement of this agreement.

10.8.	The Distribution Agent and its nominated organization(s) with whom they may contract, acknowledge that the information provided by the Issuer is confidential and that they at no time shall engage in the Short Selling of the Issuer’s stock.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 9 of 17

Addendum “A”

USE OF PROCEEDS

TO BE SUPPLIED BY ISSUER AND SIGNED BY COMPETENT AUTHORITY OF THE ISSUER
AND ON ISSUER LETTERHEAD

Dear Sirs,

The following is the intended use of proceeds for all financing received by Material Technologies (MTNA) Funds received as a result of Regulation S sales will be substantially used in the following manner:

Growth and Expansion Capital                                                    x%
          Company intends to utilize about 15% of the raise to fund expanding its product line

Increase market penetration                                                       x%
          Here company intends to utilize 20% to increase market penetration through new verticals

Increase market awareness                                                        x%
          Here company intends to utilize 10% to bring market awareness to existing shareholders as well as create a campaign to interest new share holders

Expand sales effort                                                                      x%
          Company will utilize 10% to expand sales efforts to both national and international customers

Increase engineering support (sales engineers)                         x%
          Company will utilize 10% to increase engineering support for sales and new product development

Inventory build up                                                                          x%
          Company will utilize 35% to build up inventory levels on certain products and raw materials.

Signed,

/s/ Robert M. Bernstein

President,

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 10 of 17

Addendum “B”

Distribution of Funds

First funds, as may be forwarded to the parties mentioned herein, shall initiate within three weeks of the signing of this Agreement. From that time forward, funds to be distributed under this Agreement shall be distributed on a weekly basis, subject to receipt of certificates from the issuer from the previous weeks funds as distributed.

Fee Protection Agreement.

For every dollar received at escrow for each and every tranche of funds received under the terms of this Agreement, all of the parties to the “Regulation S distribution Agreement and Instruction of Escrow” to which this addendum is attached, hereby agree and consent to the distribution of funds to be as follows:

This distribution of funds shall be in effect in the same percentages for the duration of this Agreement and extend to any renewals or renegotiations of this contract for distribution between the Issuer and the Distribution Agent, or in the event of any circumvention of the Distribution Agent

Fees to be paid per below:

Payment Order Value:

Issuer	37.5%
Escrow	3.0%
Distribution agent	59.5%
TOTAL	100%

The funds as outlined above are payable to the Beneficiaries and their banking instructions as listed herein. Such payment shall be made via SWIFT/ACH/or Fed Wire in immediately available funds and in lawful dollars of the United States, and will be transferred to the below parties without protest, delay or deductions, and free of any bank charges (other than wire fees), local and national taxes and liens, to the extent legally permissible.

Total Fee for Issuer:                                               37.5%
Paymaster and Banking Directions:
Paymaster:
Fee to be received by:
Account Name:
Bank Officer:
Bank Address:
Bank Phone:
Bank Fax:
Routing (ABA):
Account Number:

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 11 of 17

Total Fee for Escrow:                                             3.0%
To be taken at source

Total Fee for Distribution agent:                           59.5%

INSTRUCTIONS TO BE PROVIDED TO ESCROW AGENT UNDER SEPARATE COVER

This Irrevocable Pay Order is unconditional, transferable, assignable, and divisible. The Irrevocable Fee Payment will be made to parties mentioned herein and will be electronically wired (or otherwise directed) to the bank account as provided for the transaction and extensions.  The fee shall be paid without protest, delay, or deductions (other than wire transfer fees).

Any previous agreements with the same date(s) and transaction code(s) are null and void.

This, combined with Addendum “A” is the entire agreement for the above referenced transaction code.

The Agreement is irrevocable and applies to any renewals, renegotiations or new contracts that may be undertaken by and between any of the principles for a period of one (1) year unless changes or omissions are agreed by all parties to this Agreement. It is unconditional, assignable and divisible to beneficiaries, heirs, and assignees upon written notices to all parties concerned.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 12 of 17

Addendum “C”

Transfer Agent Confirmation Letter

Dear Regulation-S.com

Please accept this letter as validation that stock certificate(s) # ___________ to _________, for _____________ Regulation S restricted shares of the company _____________________ (____________) (herein the “Company”) trading on the over the counter bulletin board with a Cusip # 576678 20 5 is currently registered in the Transfer Agents Log as a current, good and valid certificate.

Please also know that we have it on record and can confirm that the date of the beginning of the Distribution Compliance Period for this (these) certificates is ______________________ and we see no reason why this (these) certificate(s) could not be presented for removal of the legend on the one year anniversary of this date provided that the requirements of Rule 144 are satisfied.

Sincerely

____________________
per:

____________________
Transfer Agent Name

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 13 of 17

Addendum “D”

LETTER OF REPRESENTATIONS AND AGREEMENT FOR THE PURCHASE OF REGULATION-S EQUITIES
dated on ______________________ by and between:

_________________________________

(Hereinafter referred to as the “Purchaser”)

AND

Material Technologies Inc

 (Hereinafter referred to as the “Seller”)

WHEREAS, the Purchaser wishes to purchase, and the Company is willing to sell the number of Shares of the outstanding common stock issued pursuant to the Regulation “S” of the Company (the “Shares”) from the Company, subject to the terms and conditions contained in this Agreement. Both the number of share and the purchase price are as outlined in Article VI, Section 9 of this agreement.

ARTICLE I)                               PURCHASE, SALE AND TERMS OF SHARES

1)	The Shares. In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this agreement, the Company agrees to sell Shares to the Purchaser in an offshore transaction negotiated outside the United States (U.S.) and to be consummated and closed outside the U.S., and the Purchaser agrees to purchase from the Company the Shares at a per share purchase price as defined in Article VI, Section 9 of this agreement.

2)	Closing and Closing Agreements. The buyer shall cause to be delivered, funds in good US currency, as sent to the seller at the payment co-ordinates outlined in this agreement, after which, the seller shall cause to be delivered, the shares to the directions outlined by the buyer in the outset of this agreement.

ARTICLE II)                           REPRESENTATIONS BY THE PURCHASER

1)	In order to induce the Company to enter into this Agreement and sell the Shares to the Purchaser, the Purchaser makes the following representations and warranties as of the date hereof which statements shall be true and correct as of the Closing Date hereon:

	A)	Access to information. The Investor, in making the decision to purchase the Shares, has relied upon the representations and warranties contained in this Agreement as well as independent investigations made by it and/or its representatives. If any. The Investor and/or its representatives during the course of this transaction, and prior to the purchase of any Shares, has had the opportunity to ask questions of and receive answers from the management of the Company concerning the business of the Company and has received reports as to the business, assets, financial condition, results of operation and liabilities [contingent or otherwise] of the Company. Investor has carefully reviewed all filings of the Company with the United States Securities and Exchange Commission.

	B)	Sophistication and knowledge. The Investor and/or its representatives has such knowledge and experience in financial and business matters that it can represent itself and is capable of evaluating the merits and risks of the purchase of the Shares. The Investor is not relying on the Issuer with respect to the tax and other economic consideration of investigations of any investment in the Shares, and the Investor has relied on the advice of, or has consulted with, only the Investor’s own Distribution Agent(s). The Investor represents that it has not been organized for the purpose of acquiring the Shares.

	C)	Lack of Liquidity. The Investor acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its entire investment. The Investor acknowledges and understands that the shares may not be sold to a U.S. Person [as hereinafter defined] or into the United States for a period of one (1) year from the date of purchase and that

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 14 of 17

Investor has no present need for liquidity in connection with its purchase of the Shares and must comply in all respects with US federal and state of securities laws, particularly with respect to any resale of the Shares in any transaction subject to United States jurisdiction.

D)	No Public Solicitation. The Investor is not subscribing for the Shares as a result of or subsequent to any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Investor in connection with investments in securities generally. Neither the Issuer, Distribution Agent, nor the Investor has engaged in any ‘Directed Selling Efforts in the U.S.’ as defined in Regulation S promulgated by the Securities and Exchange Commission [“SEC”] pursuant to The Securities Act of 1933 [the “Securities Act”].

E)	Authority. The Investor has full right and power to enter into and perform pursuant to this Agreement and make an investment in the Company, and its Agreement constitutes the Investor’s valid and legally binding obligation, enforceable in accordance with this terms. The Investor is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this agreement.

F)	Compliance with Local Laws. Any resale of the Shares during the ‘distribution compliance period’ as defined in rule 902 to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.

G)	Regulation S-Exemption. The Investor understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and states securities laws under the Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchaser represents, warrants and agrees that:

(i)	Purchaser will not sell, transfer or otherwise dispose of any of the shares, unless they are registered under the Securities Act, or unless they are sold in a resale to another qualified offshore non-U.S. person in accordance with the exemption from registration permitted under U.S. securities laws provided by Regulation-S.

(ii)	Any resale of the Shares during the ‘distribution compliance period’ as defined in rule 902 to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S.

(iii)	The Purchaser is not a U.S. Person (as defined below), is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and not acquiring the Shares for the account or benefit of a U.S. Person. For purposes hereof, a “U.S. Person” means any one of the following:

	(a)	Any U.S. citizen
	(b)	Any natural person resident in the United States of America
	(c)	Any Partnership or corporation organized or incorporated under the laws of the United States of America;
	(d)	Any estate of which any executor or administrator is a U.S. person;
	(e)	Any trust of which any trustee is a U.S. person
	(f)	Any Agency or branch of foreign entity located in the United States of America;
	(g)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
	(h)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and
	(i)	Any partnership or corporation if: Organized or incorporated under the laws of any foreign jurisdiction; and Formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 510(a) under the Securities Act) who are not natural persons, estates or trusts.
	(j)	At the time of the origination of contact between the parties concerning the Shares of this Agreement and the date of the execution and delivery of this Agreement, the Purchaser was outside of the United States.

(iv)	The Purchaser will not, during the period commencing on the date of sale of the Shares and ending on the one (1) year anniversary of such date, or such shorter period as may be permitted by Regulation-S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the United States, or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation-S and the Securities Act.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 15 of 17

	(v)	The Purchaser will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with the Securities Act and all applicable state and foreign securities laws.

	(vi)	The Purchaser has not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

	(vii)	Neither the Purchaser nor any person acting on its behalf has engaged, nor will engage, in any direct selling efforts to U.S. Persons with respect to the Shares and the Purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation-S under the Securities Act.

H)	The transactions contemplated by this Agreement have not been pre-arranged with buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

I)	Neither the Purchaser nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Shares. The Purchaser agrees not to caused any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include statements required by Regulation-S under the Securities Act, and only offshore and not in the U.S or its territories, and only in compliance with any local applicable securities laws

J)	The Shares have not been registered under the Securities Act and may not be offered or sold in the U.S. or to a U.S. Person unless the Shares are registered or an exemption from registration under the Securities Act is available. Each certificate representing the Shares shall be endorsed with the following legends:

	(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE RESTRICTED SECURITIES AS DEFINED UNDER REGULATION S AND CANNOT BE TRADED IN THE UNITED STATES FOR A PERIOD OF 12 MONTHS FROM DATE OF ISSUE OR FROM DATE OF TERMINATION OF THE OFFERING AND REQUIRE WRITTEN RELEASE FROM EITHER THE ISSUING COMPANY OR THEIR ATTORNEY PRIOR TO LEGEND REMOVAL AND ISSUANCE OF A NON LEGENDED CERTIFICATE.

	(ii)	Any other legend deemed by the Company to be required to be placed thereon in order to comply with applicable Federal, state and other securities laws.

K)	The Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section 2.1.

ARTICLE III)                        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchaser to enter into this Agreement and purchase the Shares, Company makes the following representations and warranties which are true and correct as of the date hereof and shall be true and correct as of the Closing Date:

1)	Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada and each has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and the Company has power and authority to execute and deliver this Agreement and to perform its other obligations pursuant hereto.

2)	Issuance of Shares. Upon payment of the Purchase Price, the Shares issue-able to the Purchaser at the Closing, when issued and delivered in accordance with the terms and provisions of this Agreement, will be (a) duly authorized and issued, fully paid non-assessable, (b) except as otherwise provided in this Agreement (including, without limitation, the restrictions on transfer imposed under the Securities Act), free and clear of any liens, charges, restrictions, claims and encumbrances imposed by or through the Company, and (c) issued in compliance with all applicable federal and state securities laws.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 16 of 17

3)	Corporate Action. This Agreement has been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The sale and delivery of the Shares have been duly authorized by all required corporate action on the part of the Company.

4)	Governmental Approvals. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, sale, execution or delivery of Shares, or for the performance by the Company of its obligations under this Agreement except for any filings required by applicable securities laws.

5)	Brokers or Finders. No person has or will have, as a result of transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, and/or its agents.

ARTICLE IV) CONDITIONS TO THE CLOSING

The obligations of the Purchaser and the Company at the Closing are subject to the representations and warranties of the Company and Purchaser being true and correct in all material respects at the time of the Closing and subject to both parties having performed and complied with all of its obligations under this Agreement.

ARTICLE V) INDEMNIFICATION

1)	Indemnification. The Parties to this agreement shall each indemnify, defend and hold harmless the other Party to this agreement or their respective employees, representatives thereof and assigns from and against any and all losses or liabilities arising out of or in connection with this Agreement.

ARTICLE VI) MISCELLANEOUS

1)	No Waiver: Cumulative Remedies. No failure or delay on the party of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

2)	Amendments: Waivers and Consents Except for the representations and warranties of the Purchaser, of which compliance may not be waived, changes in, termination or amendments of or additions to this Agreement may be made in writing and consented to in writing by the parties hereto.

3)	Addresses for Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to be delivered and received by the intended recipient; 1) if mailed certified or registered mail return receipt requested and on the business day of such delivered or 2) if delivered by facsimile transmission or email, on the business day of such delivery.

4)	Effectiveness: Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and the respective successors and permitted assigns.

5)	Prior Agreements. This Agreement, constitutes the entire agreement between the parties with respect to the subject matter set forth herein and supersede any prior understandings or agreements concerning the subject matter hereof.

6)	Severability. Except for the Purchaser’s representations and warranties, the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained therein shall, for any reason, be held to be invalid, such invalidity, shall not affect any other provision or part of a provision of this Agreement.

Issuer _____________                                           Distribution Agent _____________                              Escrow Agent _____________

Regulation S distribution Agreement and Instruction of Escrow 6/1/2006                                                                                                       Page 17 of 17

7)	Governing Law; Venue. This Agreement shall be enforced, governed and construed in accordance with the laws of the State of Nevada. Buyer hereby irrevocably consents and submits to the jurisdiction of Los Vegas, Nevada, United States of America for any suit, action or proceeding pertaining to this Agreement or any transaction relating hereto.

8)	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

9)	Transaction Information - Price and Shares

Price per share contemplated by this agreement is	USD$
Number of Shares contemplated by this agreement is	USD$
Transaction fee to cover certificate and mailing costs is	USD$
total transaction value contemplated by this agreement is	USD$

10)	Payment Delivery Instructions. Payment for this agreement is to be delivered to the Escrow agents banking directions by Wire as follows:

Bank Name                         Wachovia Bank, N.A.
Address                               200 Summerhill Road, Spotswood, NJ 08884, USA
Telephone No:                     (1) 732 251 6660
Swift Code                           ________________
ABA Routing                        ________________
Account No.                         ________________
Account Name                     Omega Financial Services LLC

Deal Reference Number        #______________________

11)	Certificate Delivery Instructions. Certificate for the buyer due under this agreement will be delivered to the Address as follows:

Name(s) on cert:       _________________________________________

Address:                   _________________________________________

                                 _________________________________________

Telephone Number:   _________________________________________

Email Address:           _________________________________________

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed as of the date first above written.

Issuer Material Technologies Inc /s/ Robert Bernstein Chairman, Chief Exec. Office and President	Buyer: Signed: ________________________ Dated: ________________________ By: ________________________ Passport #: ________________________